Exhibit 10.43

EXECUTION VERSION

GENERAL INTERCREDITOR AGREEMENT

GENERAL INTERCREDITOR AGREEMENT dated as of February 22, 2007, among DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time, and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH (“Deutsche Bank Cayman”), in its capacity as collateral agent for the Junior Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

A.            BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the “Company”), is party to the Term Loan Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including to add new loans or other extensions of credit thereunder or increase the amount of loans or other obligations thereunder), the “Credit Agreement”), among the Company and certain of its Subsidiaries, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch (“Deutsche Bank New York”), as administrative agent, Bear Stearns & Co., Inc., as syndication agent and J.P. Morgan Securities, Inc., as documentation agent, and Deutsche Bank Securities Inc., Bear Stearns & Co., Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers.

B.            The Company is a party to the Revolving Credit Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including to add new loans or other extensions of credit thereunder or to increase the amount of loans or other obligations thereunder), the “Revolving Credit Agreement”), among the Company and certain of its Subsidiaries, the Lender Parties party thereto from time to time, Deutsche Bank New York, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, Bear Stearns & Co. Inc., as Syndication Agent, J.P. Morgan Securities Inc., as Documentation Agent, and Deutsche Bank Securities Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers.

C.            The Company is party to (i) an indenture dated as of October 20, 1997 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “2007 Notes Indenture”), among the Company, the guarantors identified therein and The Bank of New York, as trustee pursuant to which certain 8% senior notes due 2007 (the “2007 Notes”) were issued; (ii) an indenture dated as of December 3, 1998 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “2008 Notes Indenture”), among the Company, the guarantors identified therein and The Bank of New York, as trustee pursuant to which certain 8% senior notes due 2008 (the “2008 Notes”) were issued; and (iii) an indenture dated as of July 26, 2004 (as amended, restated, supplemented, waived,  Refinanced or otherwise modified from time to time, the “2014 Notes Indenture” and together with the 2007 Notes Indenture and the 2008 Notes Indenture, the “Existing Indentures”) among the Company, the Guarantors identified therein and Wilmington Trust Company, as Trustee, pursuant to which certain 7.75% senior notes (the “2014 Notes” and together with the 2007 Notes and the 2008 Notes, collectively, the “Existing Notes”) were issued.

D.            The Company is a party to a Bridge Loan Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Bridge Loan Agreement”), among the Company and certain of its Subsidiaries, the Lenders party thereto from time to time, Deutsche Bank Cayman, as Administrative Agent, Deutsche Bank Cayman and Bear Stearns Corporate Lending Inc., as Joint Lead Arrangers and Deutsche Bank Cayman, Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank, N.A. as Joint Book Managers pursuant to which the Company and certain of its Subsidiaries will borrow a senior secured bridge loan (the “Bridge Loan”). It is contemplated that the Bridge Loan will be refinanced with the issuance of Senior Notes (as defined in the Credit Agreement).

E.             Deutsche Bank New York, as administrative agent for the lenders and agents party to the Credit Agreement from time to time, The Bank of New York, as Trustee under the 2007 Notes Indenture and the 2008 Notes Indenture, and Wilmington Trust Company, as Trustee under the 2014 Notes Indenture, DBTCA, the Company and the other Grantors are party to the Collateral Agency Agreement dated February 22, 2007 (as amended, restated, supplemented, waived, replaced or otherwise modified from time to time, the “Collateral Agency Agreement”) in which the parties thereto have appointed DBTCA to act as collateral agent on behalf of the parties thereto.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   Definitions.

1.1           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified or replaced from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Bridge Documents” means the loan, guarantee and security documents governing the Bridge Obligations, including the Bridge Loan Agreement and the Bridge Security Documents.

“Bridge Loan” shall have the meaning set forth in the recitals.

“Bridge Loan Agreement” shall have the meaning set forth in the recitals.

“Bridge Obligations” means “Secured Obligations” as defined in the Security Agreement (as defined in the Bridge Loan Agreement).

“Bridge Secured Parties” means, at any relevant time, the holders of Bridge Obligations at such time, including the lenders and agents under the Bridge Loan Agreement and any holders of the Senior Notes.

“Bridge Security Documents” means the Security Agreement (as defined in the Bridge Loan Agreement) and any other agreement, document or instrument pursuant to which Liens are granted or purported to be granted securing Bridge Obligations or under which rights or remedies with respect to such Liens are governed.

“Collateral Agency Agreement” shall have the meaning set forth in the recitals.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Junior Lien Collateral including without limitation any assets in which the First Lien Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals.

“Comparable Junior Lien Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First Lien Document, those Junior Lien Security Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“DBTCA” shall have the meaning set forth in the recitals.

“Deutsche Bank New York” shall have the meaning set forth in the recitals.

“Deutsche Bank Cayman” shall have the meaning set forth in the recitals.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.6, payment in full in cash (except for contingent obligations) of all First Lien Obligations and the termination of all commitments of First Lien Secured Parties under First Lien Documents and written notice of the same shall have been provided by the Company to DBTCA; provided, however, that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such First Lien Obligations. In the event the First Lien Obligations are modified and the First Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disposition” shall have the meaning set forth in Section 5.1.

“Existing Indentures” shall have the meaning set forth in the recitals.

“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations pursuant to a First Lien Security Document.

“First Lien Collateral Agent” shall mean DBTCA, in its capacity as collateral agent for the lenders and other secured parties under the First Lien Documents and the holders of the Existing Notes pursuant to the Collateral Agency Agreement, together with its successors and permitted assigns in such capacity under the Collateral Agency Agreement exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not DBTCA, such First Lien Collateral Agent shall have become a party to this Agreement and the other applicable First Lien Security Documents.

“First Lien Documents” means the loan, debt, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Credit Agreement, the Existing Indentures, Secured Hedge Agreements (as defined in the Credit Agreement) and the First Lien Security Documents.

“First Lien Obligations” shall mean all “Secured Obligations” as defined in the First Lien Security Agreement.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time the lenders and agents under the Credit Agreement, the noteholders and trustees under the Existing Indentures, hedge banks providing the Secured Hedge Agreements (as defined in the Credit Agreement) and the First Lien Collateral Agent.

“First Lien Security Agreement” means the Security Agreement dated February 22, 2007 made by the Company and each other Grantor identified therein to DBTCA for the Secured Parties (as defined therein).

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” means Liens securing the First Lien Obligations, which Liens are superior and prior in priority to the Liens securing the Junior Lien Obligations.

“Grantors” shall mean the Company and each of the Subsidiaries that has executed and delivered a First Lien Document or a Junior Lien Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” or “Debt”, as the case may be, within the meaning of the Credit Agreement, the Existing Indentures or the Bridge Loan Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Junior Lien Obligations pursuant to a Junior Lien Security Document.

“Junior Lien Collateral Agent” shall mean (i) so long as the Bridge Obligations are outstanding, Deutsche Bank Cayman, in its capacity as collateral agent for the Secured Parties (as defined in the Bridge Loan Agreement), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Bridge Documents and the related Junior Lien Security Documents.

“Junior Lien Obligations” means Bridge Obligations, obligations with respect to any Indebtedness that Refinances the Bridge Obligations and obligations with respect to other Indebtedness permitted to be incurred under the First Lien Documents and the Bridge Loan Agreement which is by its terms intended to be secured equally and ratably with the Bridge Loan or on a basis junior to the Liens securing the Bridge Loan (provided that such Lien is permitted to be incurred under the First Lien Documents and the Bridge Loan Agreement); provided, however, that the holders of such Indebtedness or their Junior Lien Representative is a party to the Junior Lien Security Documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Common Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations which representative is a party to the Junior Lien Security Documents.

“Junior Lien Secured Parties” means (i) Bridge Secured Parties, (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations, and each Junior Lien Representative.

“Junior Lien Security Documents” means (a) so long as the Bridge Obligations are outstanding, the Bridge Security Documents and (b) thereafter any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Junior Lien Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various Junior Lien Secured Parties.

“Junior Liens” means the Liens securing the Junior Lien Obligations.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“New Agent” shall have the meaning set forth in Section 5.6.

“Non-Conforming Plan of Reorganization” any Plan of Reorganization which grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is expressly prohibited at such time by the provisions of this Agreement.

“Officers’ Certificate” shall have the meaning set forth in the Existing Indentures.

“Payment Discharge” shall have the meaning set forth in Section 5.1(a).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Common Collateral in the possession or control of the First Lien Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC.

“Recovery” shall have the meaning set forth in Section 6.3.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Reinstatement” shall have the meaning set forth in Section 5.6.

“Revolver Collateral” means “Collateral” as defined in the Revolver Security Agreement, as in effect on the date hereof.

“Revolver Collateral Agent” means the Collateral Monitoring Agent as defined in the Revolving Credit Agreement.

“Revolver Intercreditor Agreement” means that certain Revolver Intercreditor Agreement dated the date hereof among the Revolver Collateral Agent and the First Lien Collateral Agent, as the same may be amended, restated, modified or waived from time to time.

“Revolver Obligations” shall mean all “Secured Obligations” as defined in the Revolver Security Agreement.

“Revolver Security Agreement” means the Security Agreement (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement” shall have the meaning set forth in the recitals.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement or the Indenture.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“2007 Notes” shall have the meaning set forth in the recitals.

“2007 Notes Indenture” shall have the meaning set forth in the recitals.

“2008 Notes” shall have the meaning set forth in the recitals.

“2008 Notes Indenture” shall have the meaning set forth in the recitals.

“2014 Notes” shall have the meaning set forth in the recitals.

“2014 Notes Indenture” shall have the meaning set forth in the recitals.

1.2           Terms Generally.   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word  “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.   Lien Priorities.

2.1           Subordination of Liens.   Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Junior Lien Collateral Agent or the Junior Lien Secured Parties on the Common Collateral or of any Liens granted to the First Lien Collateral Agent or the First Lien Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Junior Lien Documents or the First Lien Documents, (iii) whether the First Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Lien Obligations, (b) any Lien on the Common Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations and (c) with respect to any Junior Lien Obligations other than the Bridge Obligations or any Refinancings thereof (and as between the Junior Lien Collateral Agent, the other Junior Lien Representatives, the Bridge Secured Parties and the other Junior Lien Secured Parties), the Liens on the Common Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Collateral Agent, any Junior Lien Representatives, any Bridge Secured Party or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank in all respects equally and ratably to or junior to the Liens securing the Bridge Obligations or any Refinancings thereof. All Liens on the Common Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The Junior Lien Collateral Agent and each Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, expressly agree that any Lien purported to be granted on any

Common Collateral as security for the First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

2.2           Prohibition on Contesting Liens.   The Junior Lien Collateral Agent and each other Junior Lien Representative, for itself and on behalf of each applicable Junior Lien Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any First Lien Collateral or Common Collateral and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by the First Lien Collateral Agent or any First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Common Collateral or First Lien Collateral. The First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party in the Common Collateral; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Secured Parties to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1) or any of the First Lien Documents.

2.3           No New Liens.  So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that, after the date hereof, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Company or any other Subsidiary (and neither the Company nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents. If the Junior Lien Collateral Agent or any Junior Lien Representative shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Company or any other Subsidiary that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then such Junior Lien Collateral Agent or other Junior Lien Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the lien priority and other terms hereof) and shall use its best efforts to promptly notify the First Lien Collateral Agent in writing of such Lien and in any event take such actions as may be requested by the First Lien Collateral Agent to assign or release such Lien to the First Lien Collateral Agent (and/or its designee) as security for the applicable First Lien Obligations.

2.4           Perfection of Liens.   Except as expressly set forth in Section 5.5 hereof, neither the First Lien Collateral Agent nor any First Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Junior Lien Collateral Agent, the other Junior Lien Representatives or any other Junior Lien Secured Parties. Neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the First Lien Collateral Agent or any other First Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Junior Lien Secured Parties and shall not impose on the First Lien Collateral Agent, the Junior Lien Collateral Agent, any other Junior Lien Representative, the Junior Lien Secured Parties or the First Lien Secured Parties or any agent or trustee therefor or on the Company or any of its Subsidiaries any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3.   Enforcement.

3.1           Exercise of Remedies.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff and the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Common Collateral in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral or any other collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Common Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided herein, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Common Collateral without any consultation with or the consent of the Junior

Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Junior Lien Obligations and (B) the Junior Lien Collateral Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to prove, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the First Lien Collateral or Common Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           So long as the Discharge of First Lien Obligations has not occurred, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees that it will not, in the context of its role as secured lender, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including set off or the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Common Collateral in respect of the applicable Junior Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Junior Lien Collateral Agent, the Junior Lien Representatives and the Junior Lien Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Junior Lien Obligations pursuant to the Junior Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(c)           Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, agrees that neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Common Collateral, the First Lien Collateral or any other collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, the First Lien Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Collateral Agent and each Junior Lien Representative, for itself and on behalf of each applicable Junior Lien Secured Party, hereby waives any and all rights it or any Junior Lien  Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral or Common

Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Secured Parties is adverse to the interests of the Junior Lien Secured Parties.

(d)           The Junior Lien Collateral Agent and each Junior Lien Representative for itself and on behalf of Junior Lien Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Junior Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the First Lien Collateral or Common Collateral as set forth in this Agreement and the First Lien Documents.

(e)           So long as the Discharge of First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent, any other Junior Lien Representative nor any other Junior Lien Secured Party may assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Collateral Agent or any First Lien Secured Party (in their capacity as priority lienholders).

(f)            Section 3.1 hereof shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Common Collateral under Section 363 of the Bankruptcy Code, provided, however, that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

3.2           Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Junior Lien Documents or otherwise in respect of the applicable Junior Lien Obligations.

SECTION 4. Payments.

4.1           Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, subject to the proviso of Section 5.1(a)(y) and subject to Section 5.6 hereof, the First Lien Collateral Agent shall deliver promptly to the Junior Lien Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2           Payments Over.   Any Common Collateral or First Lien Collateral or proceeds thereof received by the Junior Lien Collateral Agent or any Junior Lien Secured Party in connection with the exercise of any right or remedy (including set off or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Collateral Agent or any such Junior Lien Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1          Releases.

(a)           (x) If, at any time any Grantor or any First Lien Secured Party delivers notice to the Junior Lien Collateral Agent with respect to any specified Common Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A)          such specified Common Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Common Collateral in a transaction permitted under the First Lien Documents and the Junior Lien Documents; or

(B)           the First Priority Liens thereon are released in connection with a Subsidiary that is released from its guarantee under the First Lien Documents and the Junior Lien Documents; or

(C)           the First Priority Liens thereon are otherwise released as required by the Revolver Intercreditor Agreement (and the Revolver Collateral Agent does not have a Lien in respect thereof) or as permitted by the First Lien Documents or by the First Lien Collateral Agent on behalf of the First Lien Secured Parties (unless, in the case of clause (B) or (C) of this Section 5.1(a)(x) such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Common Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”)), then the Junior Liens upon such Common Collateral (and any other Common Collateral where notice of a Disposition is not required) will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First Lien Obligations are released and discharged (provided, however, that in the case of a Payment Discharge, the Liens on any Common Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Junior Lien Documents shall be subject to Junior Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Junior Lien Collateral Agent of a notice from the First Lien Collateral Agent stating that any such release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon the Junior Lien Collateral Agent’s release), the Junior Lien Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Lien Collateral Agent in connection with such release. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the Credit Agreement in accordance with the Credit Agreement, the guarantee in favor of the Junior Lien Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of First Lien Obligations is released and discharged.

(y)           In the event of a Payment Discharge, the Junior Liens on Common Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to any intercreditor agreements or arrangements among Junior Lien Secured Parties pursuant to Section 8.21 and subject to Liens permitted by the Bridge Loan Agreement or any Refinancing thereof and, with respect to the Revolver Collateral, subject to the Revolver Intercreditor Agreement); provided, however, that if the Company or the Grantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Junior Lien Documents, then the provisions of Section 5.6 shall apply as if a Refinancing of First Lien Obligations had occurred.

(b)           The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, hereby irrevocably constitute and appoint the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Lien Collateral Agent or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c)           Unless and until the Discharge of First Lien Obligations has occurred, the Junior Lien Collateral Agent and each Junior Lien Representative, for itself and on behalf of each applicable Junior Lien Secured Party, hereby consents to the application, after an  Event of Default, of proceeds of Common Collateral or other collateral to the repayment of First Lien Obligations pursuant to the Credit Agreement.

5.2           Insurance. Subject to the rights of the Revolver Collateral Agent under the Revolver Intercreditor Agreement, unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, to the extent permitted by the First Lien Documents and subject to the rights of the Grantors thereunder, to agree settlement at the written direction of the Required Lender Representatives (as defined in the Collateral Agency Agreement) for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of First Lien Obligations, to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents, (b) second, after the occurrence of the Discharge of First Lien Obligations, to the Junior Lien Collateral Agent for the benefit of the Junior Lien Secured Parties pursuant to the terms of the applicable Junior Lien Documents and (c) third, if no Junior Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Lien Collateral Agent or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the First Lien Collateral Agent and it shall forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3           Amendments to Junior Lien Security Documents.

(a)           So long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the First Lien Collateral Agent, no Junior Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Junior Lien Collateral Agent and each Junior Lien Representative agree that each applicable Junior Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Junior Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Junior Lien Collateral Agent] hereunder are subject to the limitations and provisions of the General Intercreditor Agreement, dated as of February 22, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), Deutsche Bank Trust Company Americas, as First Lien Collateral Agent, and Deutsche Bank AG Cayman Island Branch, as Junior Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by Building Materials Corporation of America and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, agree that each mortgage covering any Common Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such mortgage to the First Lien Document covering such Common Collateral.

(b)           In the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Lien Security Document without the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Collateral Agent, any Junior Lien Representative, the Company or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. The First Lien Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Junior Lien Collateral Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Junior Lien Security Document as set forth in this Section 5.3(b).

5.4           Rights as Unsecured Creditors. Except as otherwise expressly set forth in this Agreement, the Junior Lien Collateral Agent and the Junior Lien Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Junior Lien Obligations in accordance with the terms of the applicable Junior Lien Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Junior Lien Collateral Agent or any Junior Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Junior Lien Obligations held by any of them or in any Insolvency or Liquidation Proceeding. In the event the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral, First Lien Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement.

5.5           First Lien Collateral Agent as Gratuitous Bailee for Perfection.

(a)           The First Lien Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of the Junior

 Lien Collateral Agent and each Junior Lien Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Junior Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(b)           In the event that the First Lien Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First Lien Collateral Agent agrees to act under such filings and hold such Liens as gratuitous bailee for the Junior Lien Collateral Agent and each Junior Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Junior Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(c)           Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Documents as if the Liens under the Junior Lien Documents did not exist. The rights of the Junior Lien Collateral Agent and the Junior Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d)           The First Lien Collateral Agent shall have no obligation whatsoever to any Junior Lien Representative or any Junior Lien Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the benefit and on behalf of the Junior Lien Collateral Agent and each Junior Lien Secured Party for purposes of perfecting the Lien held by the Junior Lien Secured Parties.

(e)           The First Lien Collateral Agent shall not have by reason of the Junior Lien Documents or this Agreement or any other document a fiduciary relationship in respect of any Junior Lien Collateral Agent or any Junior Lien Secured Party and each of the Junior Lien Collateral Agent, the Junior Lien Representatives and the Junior Lien Secured Parties hereby waive and release the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f)            Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall (x) deliver to the Junior Lien Collateral Agent written notice of the occurrence thereof (which notice may state that such Discharge of First Lien Obligations is subject to the provisions of this Agreement, including Sections 5.1(a)(y), 5.6 and 6.3) (it being understood that until the delivery of such notice to the Junior Lien Collateral Agent, the Junior Lien Collateral Agent shall not be charged with knowledge of the Discharge of First Lien Obligations or required to take any actions based on such Discharge of First Lien Obligations) and (y) deliver to the Junior Lien Collateral Agent, to the extent required hereunder and that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Junior Lien Collateral Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company and each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Collateral Agent for loss or damage suffered by the First Lien Collateral Agent as a result of such transfer except for loss or damage suffered by the First Lien Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Collateral Agent has no obligation to follow instructions from the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party in contravention of this Agreement.

(g)           Neither the First Lien Collateral Agent nor the First Lien Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Collateral Agent or the First Lien Secured Parties under the Credit Agreement or the First Lien Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(h)           Notwithstanding the foregoing, the First Lien Collateral Agent shall not have any obligation, duty or responsibility to any Junior Lien Secured Party or any other Person to possess or control (directly or indirectly), as bailee, agent or otherwise, any Revolver Collateral at any time prior to the time that the Revolver Collateral Agent has delivered such Revolver Collateral to the First Lien Collateral Agent or has delivered such documents and endorsements as the First Lien Collateral Agent reasonably requests to enable the First Lien Collateral Agent to obtain control of such Revolver Collateral, in each case in connection with a Discharge of Revolver Obligations (as defined in the Revolver Intercreditor Agreement). Upon the First Lien Collateral Agent’s receipt of such Revolver Collateral or its obtaining control thereof, in each case as reasonably determined by the First Lien Collateral Agent, the provisions of Sections 5.5(a), (b), (d) and (f) shall apply with respect thereto to the extent such Revolver Collateral constitutes Pledged Collateral.

5.6           No Release if Event of Reinstatement. If at any time in connection with or after the Discharge of First Lien Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, the related documents shall be treated as First Lien Documents for all purposes of this Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Junior Lien Collateral Agent and each Junior Lien Representative shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Pledged Collateral). The Junior Lien Collateral Agent shall not be charged with knowledge of such Reinstatement until it receives written notice from the First Lien Collateral Agent, New Agent or the Company of the occurrence of such Reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1         Financing Issues.   The Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party agree that if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding:

(a)           if the First Lien Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing Junior Lien Obligations, then the Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Representative and each applicable Junior Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to Liens securing First Lien Obligations;

(b)           none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by the First Lien Collateral Agent or any First Lien Secured Party;

(c)           none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of the Company or any Grantor for which the First Lien Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement;

(d)           none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, First Lien Collateral or any other collateral, without the prior written consent of the First Lien Collateral Agent;

(e)           none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection or (ii) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(f)            none of them will assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Common Collateral or First Lien Collateral;

(g)           none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Common Collateral or First Lien Collateral; and

(h)           none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Common Collateral or First Lien Collateral (and the First Lien Collateral Agent and the First Lien Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of the Junior Lien Collateral Agent and each other Junior Lien Secured Party on the Common Collateral).

6.2           Adequate Protection. The Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party agree that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the Common Collateral, except that:

(1)           any of them may freely seek and obtain relief granting a junior Lien coextensive in all respects with, but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Secured Parties (and the First Lien Collateral Agent and the First Lien Secured Parties agree not to object to the granting of such a junior Lien); and

(2)           any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

6.3           Preference Issues.   If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Common Collateral or First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of Section 4.2.

6.4           Application.   This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5           Reorganization Securities.   If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6         Post-Petition Interest.

(a)           Neither the Junior Lien Collateral Agent nor any Junior Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.

(b)           Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Junior Lien Collateral Agent or any Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien in favor of the Junior Lien Secured Parties on the Common Collateral (after taking into account the Lien in favor of the First Lien Secured Parties).

6.7           Nature of Obligations; Post-Petition Interest. The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that (i) the Junior Lien Secured Parties’ claims against the Company and/or any Grantor in respect of the Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Company and the Grantor in respect of the Common Collateral, (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of the Company or any Grantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Company or any Grantor in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Company and the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Collateral Agent on behalf of the Junior Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, with the Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Junior Lien Secured Parties).

6.8           Proofs of Claim.   Subject to the limitations set forth in this Agreement, the First Lien Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Junior Lien Obligations or the Common Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Junior Lien Secured Parties with respect to any of the Junior Lien Obligations or any of the Common Collateral. In furtherance of the foregoing, the Junior Lien Collateral Agent hereby appoints the First Lien Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Junior Lien Collateral Agent and full power of substitution and in the name of the Junior Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Collateral Agent is required or permitted to deliver pursuant to this Section 6.8, such appointment being coupled with an interest and irrevocable.

6.9           Plan of Reorganization.   Without limiting the generality of any provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Lien Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

SECTION 7. Reliance; Waivers; etc.

7.1           Reliance. The consent by the First Lien Secured Parties to the execution and delivery of the Junior Lien Documents to which the First Lien Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, acknowledges that it and the applicable Junior Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Junior Lien Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Junior Lien Document or this Agreement.

7.2         No Warranties or Liability.   The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, acknowledges and agrees that neither the First Lien Collateral Agent nor any First Lien Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans, notes and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Secured Parties may manage their loans, notes and extensions of credit without regard to any rights or interests that the Junior Lien Collateral Agent, any Junior Lien Representatives or any of the Junior Lien Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any First Lien Secured Parties shall have any duty to the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Junior Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent and the Junior Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Junior Lien Obligations, the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3         Obligations Unconditional.   All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Secured Parties, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Documents or any Junior Lien Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Junior Lien Obligations, or any

amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other First Lien Document or of the terms of the Indenture or any other Junior Lien Document;

(c)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or the Junior Lien Obligations in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1           Conflicts.   Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Junior Lien Document, the provisions of this Agreement shall govern.

8.2           Continuing Nature of This Agreement; Severability. Subject to Section 5.1(a)(y), Section 5.6 and Section 6.3, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred or such later time as all the obligations in respect of the Junior Lien Obligations shall have been paid in full. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Junior Lien Collateral Agent or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3           Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Junior Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed by or on behalf of the First Lien Collateral Agent and the Junior Lien Collateral Agent or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of First Lien Collateral Agent, any First Lien Secured Party, the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured

Party to (i) provide for a replacement First Lien Collateral Agent in accordance with the First Lien Documents, provide for a replacement Junior Lien Collateral Agent in accordance with the Junior Lien Documents and/or secure additional extensions of credit or add other parties holding First Lien Obligations or Junior Lien Obligations to the extent such Indebtedness does not expressly violate the First Lien Documents or the Junior Lien Documents and (ii) in the case of such additional Junior Lien Obligations, (a) establish that the Lien on the Common Collateral securing such Junior Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations (at least to the same extent as (taken together as a whole) the Liens on Common Collateral in favor of the Junior Lien Obligations are junior and subordinate to the Liens on Common Collateral in favor of the First Lien Obligations pursuant to this Agreement immediately prior to the incurrence of such additional Junior Lien Obligations) and (b) provide to the holders of such Junior Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Collateral Agent) as are provided to the Junior Lien Secured Parties under this Agreement. Such amendments adding additional agents may be accomplished by delivering to the First Lien Collateral Agent and the Junior Lien Collateral Agent an “Additional Party Addendum” hereto substantially in the form of Exhibit A hereto, accompanied by an Officers’ Certificate referred to below. Any such additional party and agent shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the Credit Agreement, the other First Lien Documents, the Bridge Loan Agreement, the other Junior Lien Documents and this Agreement if such determination is set forth in an Officers’ Certificate delivered to such party, the First Lien Collateral Agent and the Junior Lien Collateral Agent. For the avoidance of doubt, unless otherwise agreed to among the Junior Lien Secured Parties, the Junior Lien Collateral Agent shall for all purposes hereof act at the direction of the Junior Lien Secured Parties holding a majority of then outstanding Junior Lien Obligations.

8.4           Information Concerning Financial Condition of the Company and the Subsidiaries.   The First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, each Junior Lien Representative and the Junior Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Junior Lien Obligations. The First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, each Junior Lien Representative and the Junior Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent, any First Lien Secured Party, the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, the Junior Lien Representatives and the Junior Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.   The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6           Application of Payments.   Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations by the First Lien Secured Parties, in a manner consistent with the terms of the First Lien Documents. Except as otherwise provided herein, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7           Consent to Jurisdiction; Waivers.   The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8           Notices. All notices to the First Lien Secured Parties and the Junior Lien Secured Parties permitted or required under this Agreement may be sent to the Junior Lien Collateral Agent, the First Lien Collateral Agent or the Junior Lien Collateral Agent, respectively, as provided in the Credit Agreement, the other relevant First Lien Document, the Bridge Loan Agreement or the other relevant Junior Lien Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be asset forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9           Further Assurances.   The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, and the First Lien Collateral Agent, on behalf of itself and each First Lien Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the First Lien Collateral Agent and the First Lien Secured Parties such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the First Lien Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10         Governing Law.   This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11         Binding on Successors and Assigns.   This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, the Junior Lien Representatives, the Junior Lien Secured Parties, the Company, the Company’s Subsidiaries consenting hereto and their respective permitted successors and assigns.

8.12         Specific Performance. The First Lien Collateral Agent may demand specific performance of this Agreement. The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Collateral Agent.

8.13         Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14         Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.

8.15         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Secured Parties. The Junior Lien Collateral Agent and each Junior Lien Representative represents and warrants that this Agreement is binding upon the Junior Lien Secured Parties.

8.16         No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Lien Obligations and Junior Lien Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17         Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18         First Lien Collateral Agent and Junior Lien Collateral Agent.  It is understood and agreed that (a) DBTCA is entering into this Agreement in its capacity as collateral agent under the First Lien Security Agreement and the Collateral Agency Agreement and the provisions of Section 6 of the Collateral Agency Agreement applicable to the collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) Deutsche Bank Cayman is entering in this Agreement in its capacity as administrative agent and collateral agent under the Bridge Loan Agreement, and the provisions of Article 7 of the Bridge Loan Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the Junior Lien Collateral Agent hereunder.

8.19         Relative Rights.   Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement or any other First Lien Document, or the Bridge Loan Agreement or any other Junior Lien Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other First Lien Documents or the Bridge Loan Agreement or any other Junior Lien Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Common Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Common Collateral as among such First Lien Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, the Credit Agreement or any other First Lien Document or the Indenture or any other Junior Lien Document.

8.20         References.   Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the First Lien Document or Junior Lien Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable First Lien Document or Junior Lien Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with the applicable First Lien Document or Junior Lien Document.

8.21         Intercreditor Agreements.   Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Junior Lien Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the Junior Lien Secured Parties in respect of the Common Collateral, this Agreement and the other Junior Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common

Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the Indenture Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Security Document or Junior Lien Security Document, and the provisions of this Agreement and the other First Lien Security Documents and Junior Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)). The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Junior Lien Secured Parties on the other hand. None of the Company, any Grantor or any Subsidiary of the Company or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the First Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.22         Acknowledgement.   Each of the parties hereto acknowledges that the Revolver Collateral is subject in all respects to the provisions of the Revolver Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the First Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the First Lien Collateral Agent hereunder are subject to the limitations and provisions of the Revolver Intercreditor Agreement. In the event of any conflict between the terms of the Revolver Intercreditor Agreement and the terms of this Agreement, the terms of the Revolver Intercreditor Agreement shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Lien Collateral Agent

By:	/Kerry Warwicker/
Name: Kerry Warwicker
Title: Vice President

By:	/Randy Kahn/
Name: Randy Kahn
Title: Vice President

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Junior Lien Collateral Agent

By:	/Marguerite Sutton/
Name: Marguerite Sutton
Title: Director

By:	/Carin Keegan/
Name: Carin Keegan
Title: Vice President